FOUNDERS FUNDS, INC.
                   AMENDED AND RESTATED UNDERWRITING AGREEMENT


          This Agreement made as of the 7th day of March, 1997, by and between Founders Asset Management, Inc., a Delaware corporation (the "Underwriter"), and Founders Funds, Inc., a Maryland corporation (the "Company"), on behalf of any series of its shares which may now exist or hereafter be created (the "Funds").

                                   WITNESSETH:

          That in consideration of the mutual covenants herein contained and for other good and valuable consideration the parties hereto, intending to be legally bound hereby, agree as follows:

          1. APPOINTMENT OF UNDERWRITER. Except as otherwise provided herein, the Company hereby appoints the Underwriter its exclusive agent to sell and distribute shares of the Funds without compensation at the public offering price thereof, which shall be equivalent to their net asset value, calculated as described in the current prospectus of the Company. The Company agrees that it will deliver such shares as the Underwriter may sell. The Underwriter agrees to use its best efforts to promote the sale of shares of the Funds, but is not obligated to sell any specific number of shares.

          2. INDEPENDENT CONTRACTOR. The Underwriter will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority of power to obligate or bind the Company by its actions, conduct or contracts except that it may be authorized to accept orders for the sale or repurchase of shares of the Funds as the Company's agent. The Underwriter may appoint subagents or distribute shares of the Funds through dealers or otherwise as it may determine from time to time including, without limitation, appointing subagents for the purpose of accepting orders for the sale or repurchase of Fund shares, provided that no such appointment shall relieve the Underwriter of its responsibility for the proper performance of this Agreement by the Underwriter or, where applicable, its subagents.

          3. PAYMENT FOR SHARES AND SHARE REGISTRATION. The Underwriter shall notify the Company or cause the Company to be notified, at the end of each business day, or as soon thereafter as orders placed during such day have been compiled, of the number of shares and the prices thereof which the Underwriter shall have sold on behalf of each Fund. The Underwriter shall use its best efforts to cause the sums due for shares ordered from a Fund to be collected or to be advanced to that Fund on behalf of purchasers on or before the third business day after the shares have been so ordered. The Underwriter shall issue and



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deliver  on  behalf  of the  Company  or cause to be issued  and  delivered  all confirmations of transactions effected hereunder for the account of a Fund. Unless otherwise requested by the purchaser, the Company will provide for the recording of share purchases in "book accounts." Upon receipt of written request from a purchaser, a certificate of shares in such names and amount as the purchaser shall specify in writing will be delivered by the Company's Transfer Agent as soon as practicable after payment therefor and their registration on the books of the Company.

          4. SUSPENSION OF SALES. The sale of shares of the Funds may be suspended with or without prior notice whenever in the judgment of the Company it is in its best interests to do so.

          5. REPURCHASE OF SHARES. As the Company's agent, the Underwriter may buy shares of a Fund offered for repurchase at the next effective net asset value per share calculated and effective as set forth in Paragraphs 1 and 3 above. Whenever the officers of the Company deem it advisable, for the protection of the shareholders of a Fund, they may suspend or cancel such authority. The Underwriter will pay all expenses in connection with the repurchase of shares.

          6. CONDUCT OF BUSINESS. Neither the Underwriter nor any other person is authorized by the Company or any Fund to give any information or make any representation relative to the Company or any Fund's shares other than those contained in the registration statement or prospectus filed with the Securities and Exchange Commission as the same may be amended from time to time or in any supplemental information to said prospectus approved by the Company. The Underwriter agrees that any information or representation other than that specified above which it or any dealer or other person who purchases shares through the Underwriter may make in connection with the offer or sale of shares shall be made entirely without liability on the part of the Company or any Fund. The Underwriter agrees that in offering or selling shares as agent of the Company, it will in all respects duly conform to all applicable state and federal laws. The Underwriter will submit to the Company copies of all sales literature before using the same and will not use such literature if disapproved by the Company.

          7. ALLOCATION OF EXPENSES. In connection with the sale and distribution of shares pursuant to this Agreement, the Underwriter shall pay all of its own expenses and such other expenses as are not specifically assumed by the Company as hereinafter provided.

          The Company specifically assumes and shall pay all fees and expenses, including legal fees, incurred in (1) the preparation of audited financial statements to the Company; (2) the preparation and initial printing of all post-



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effective amendments,  supplements and revisions of its registration statements;
(3) printing and distributing copies of any prospectus to its shareholders; (4) the preparation and initial printing of shareholder reports and communications and distributing copies thereof to its shareholders; (5) the registration of the Company and its shares with the Securities and Exchange Commission; and (6) the qualification of the Company and its shares in each state in which its shares will be qualified for sale.

          8. OTHER  ACTIVITIES.  The  Underwriter's  services  pursuant  to this
Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

          9. LIABILITY. The Underwriter is not to be liable to the Company or any Fund hereunder for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed on it by this Agreement.

          10. TERM OF AGREEMENT. This Agreement shall become effective upon the date first above written. This Agreement shall continue in effect through May 31, 1997, and thereafter for successive annual periods, provided that its continuance is specifically approved at least annually by the Company's directors or, with respect to any Fund, by vote of a majority of that Fund's outstanding voting securities and, in any event, by a majority of those directors who are not parties to this Agreement or interested persons of any party to this Agreement (other than as directors of the Company) at a meeting called for the purpose of voting on such approval.

          This Agreement shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940, as amended); provided, however, that the Underwriter may employ such other person, persons, corporation or corporations, as it shall determine, in order to assist it in carrying out the provisions of this Agreement.

          This Agreement may be terminated at any time by either party hereto by giving six months' written notice to the other party, or at any time by mutual consent of the parties hereto. Such notice shall be sent by certified mail. Until further notice, the mailing address of both the Fund and the Underwriter shall be:

                            Founders Financial Center
                            2930 East Third Avenue
                            Denver, Colorado 80206

          11. MISCELLANEOUS. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado and shall be



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interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," and "Interested Persons" shall have the meanings set forth in the Investment Company Act of 1940, as amended, and the Rules, Regulations, Orders, and Forms thereunder.

          IN  WITNESS   WHEREOF,   this  Agreement  has  been  executed  by  the
Underwriter and the Company as of the day and year first above written.


                                              FOUNDERS FUNDS, INC.


ATTEST:                                       By: /S/ BJORN K. BORGEN
                                                  ------------------------------
                                                  Bjorn K. Borgen, President

/S/ KENNETH R. CHRISTOFFERSEN
------------------------------------
Kenneth R. Christoffersen, Secretary



                                              FOUNDERS ASSET MANAGEMENT, INC.


ATTEST:                                       By: /S/ JONATHAN F. ZESCHIN
                                                  ------------------------------
                                                  Jonathan F. Zeschin, President

/S/ DAVID L. RAY
---------------------------------
David L. Ray, Assistant Secretary